UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of principal executive offices, including zip code)

(617) 535-4766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March  11, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Iron Mountain Incorporated (the “Company”) granted stock options, restricted stock units (“RSUs”) and performance units (“PUs”) under the Iron Mountain Incorporated 2002 Stock Incentive Plan, as amended (the “SIP”), to the Company’s employees, including its named executive officers.  The grants made to each of the named executive officers are set forth below:

	Option Awards	Restricted Stock Unit Awards	Performance Unit Awards
Robert T. Brennan	137,495	17,790	35,580
Marc Duale	24,749	3,202	6,404
Harold E. Ebbighausen	49,498	6,404	12,809
Brian McKeon	49,498	6,404	12,809
C. Richard Reese	68,747	0	0

Each stock option was granted subject to a three-year, time-based graded vesting provision and will fully vest on March 11, 2014.  The stock option awards are subject to the terms of the SIP and the form of Iron Mountain Incorporated 2002 Stock Incentive Plan Stock Option Agreement, previously filed by the Company with the Securities and Exchange Commission and incorporated by reference herein.

Each RSU was granted subject to the terms and conditions of the SIP and a Restricted Stock Unit Agreement, which provides that each RSU represents the right to receive one full share of the Company’s Common Stock.  Each RSU was granted subject to a three-year, time-based graded vesting provision and will fully vest on March 11, 2014, if the officer is, as of that date, continuing to perform services for the Company.

Each PU was granted subject to the terms and conditions of the SIP and a Performance Unit Agreement, which provides that each PU represents the right to receive one full share of the Company’s Common Stock if both the performance goal and vesting requirements underlying such PU are satisfied.  The Committee established the performance goal based upon specified targets for revenue growth and return on invested capital for 2011.  After completion of the performance period, the size of the award may be increased or decreased, based upon a predefined set of criteria that takes into account the overperformance or underperformance of the two performance goals.  An executive may receive a range between 0% and 150% of the targeted award based on the Company’s performance over the performance period.  Each PU was granted subject to a three-year, time-based cliff vesting provision and will fully vest, if at all, on March 11, 2014, subject to certain exceptions, if the officer is, as of that date, continuing to perform services for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED (Registrant)

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	SVP, General Counsel and Secretary

Date: March 17, 2011